UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

Planet Fitness, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Fox Run Road

Newington, NH 03801

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (603) 750-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2015 the board of directors (the “Board”) of Planet Fitness, Inc. (the “Company”) increased the size of the Board from seven to eight members and appointed David Berg to fill the vacancy. Mr. Berg has served as Chief Executive Officer of Carlson Hospitality Group since May 2015. Prior to that, he served as Chief Operating Officer of Carlson beginning in January 2014. Mr. Berg was previously the Chief Executive Officer and Chief Customer Service Officer at Z Wireless. He is currently a member of the boards of directors of the Miller Retailing Center at the University of Florida, Rezidor Hotel Group AB, PODS Enterprises Inc. and PODS Inc. He was previously a director of Imation Corp. Mr. Berg received his Bachelor’s Degree in Economics from Emory University and his J.D., with honors, from the University of Florida.

Mr. Berg will serve as a Class II director, which class will stand for re-election at the 2017 annual meeting of stockholders. Mr. Berg was also appointed to the Board’s Audit Committee.

Mr. Berg will participate in the Company’s standard non-employee director compensation program described in the Company’s Registration Statement on Form S-1 (File No. 333-205141).

On September 17, 2015, the Company issued a press release announcing the appointment of Mr. Berg to the Board. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated September 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Planet Fitness, Inc. (Registrant)

Date: September 17, 2015	By:	/s/ Dorvin Lively

		Name:	Dorvin Lively
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 17, 2015